Exhibit 23.5

We consent to the reference of, and the statements attributed to, our firm under “Merger Proposal—Background of the REIT Conversion” section of the proxy statement/prospectus included in the Registration Statement on Form S-4 (File No. 333-125347) of Vestin Realty Trust I, Inc.

Houlihan Valuation Advisors

Costa Mesa, California
October 5, 2005

LOS ANGELES 15260 Ventura Boulevard Suite 1740 Sherman Oaks, CA 91403 (310) 859-8300 (818) 905-8330 Fax (818) 905-8340
ORANGE COUNTY 650 Town Center Drive Suite 550 Costa Mesa, CA 92626 (714) 668-0272 Fax (714) 668-0137
SAN FRANCISCO 601 California Street Suite 800 San Francisco, CA 94108 (415) 392-0888 Fax (415) 392-7070
SALT LAKE CITY 675 East 2100 South Suite 260 Salt Lake City, UT 84106 (801)322-3300 Fax (801) 322-3310
DENVER 4949 S. Syracuse Street Suite 300 Denver, CA 80237 (303) 773-0223 Fax (303) 773-2777
CHICAGO 105 West Madison Suite 1500 Chicago, 1L 60603 (312)499-5990 Fax (312) 499-5901
ATLANTA Riverwood Center 3350 Riverwood Parkway, SE Suite 1900 Atlanta, GA 30339 (770) 951-4820 Fax (770) 319-5741
650 Town Center Drive • Suite 550 • Costa Mesa, CA 92626
(714) 668-0272 • Fax (714) 668-0137
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